Exhibit j.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment No. 7  to Light Revolution Fund, Inc.’s Registration Statement on Form N-1A (file No. 333-45509 and file No. 811-8535), including the reference to our firm in the Prospectus and the reference to our firm under the heading “Accountants” in the Statement of Additional Information.

/s/ Cohen McCurdy, Ltd.

Cohen McCurdy, Ltd.

Westlake, Ohio

February 24, 2004